Exhibit 23(a)


                            INDEPENDENT AUDITORS' CONSENT


             We consent to the incorporation by reference in this Registration Statement of Texas Utilities Electric Company ("the Company") on Form S-4 of our report dated March 1, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          Deloitte & Touche LLP


          Dallas, Texas
          November 6, 1995